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                                           Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-112367



          Prospectus Addendum to the Prospectus dated February 6, 2004

                          THE GOLDMAN SACHS GROUP, INC.

                                 Debt Securities

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         You should read the accompanying prospectus supplement, which gives the specific terms of the offered debt securities, together with the accompanying prospectus dated February 6, 2004 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered debt securities, please note that all references in the supplement to the prospectus dated May 8, 2000, the prospectus dated June 25, 2001 or the prospectus dated May 21, 2003 or to any sections of those documents, should refer instead to the accompanying prospectus dated February 6, 2004, or to the corresponding section of that accompanying prospectus.

         The accompanying prospectus dated February 6, 2004 supersedes the prospectus dated May 8, 2000, the prospectus dated June 25, 2001 and the prospectus dated May 21, 2003.

         Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the debt securities in market-making transactions.

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                              GOLDMAN, SACHS & CO.

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                  Prospectus Addendum dated February 6, 2004.